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                                                                    EXHIBIT 99.3

                                                         NEWS RELEASE

[CENTURY ALUMINUM LOGO]


                CENTURY ALUMINUM COMPANY ANNOUNCES PRICING OF ITS
                        CONVERTIBLE SENIOR NOTES DUE 2024

      JULY 30, 2004, MONTEREY, CA - Century Aluminum Company (Nasdaq: CENX -
News) today announced the pricing of its previously reported private offering of $150 million aggregate principal amount of convertible senior notes due August 1, 2024 ("Notes") to certain qualified institutional buyers. In connection with this offering, Century granted the initial purchasers of the Notes a 45-day option to purchase up to an additional $25 million of Notes. The sale of the Notes is expected to close on August 9, 2004.

      The Notes will be convertible at any time at an initial conversion rate of
32.7430 shares of Century common stock per $1,000 principal amount of Notes, subject to adjustments for certain events. The initial conversion rate is equivalent to a conversion price of approximately $30.5409 per share of Century common stock. In general, upon conversion of a Note, the holder of such Note shall receive cash equal to the principal amount of the Note and, at Century's election, either cash, Century common stock, or a combination thereof, for the Note's conversion value in excess of such principal amount, if any. In addition, the Notes will be redeemable at Century's option beginning on August 6, 2009, and the holders may require Century to repurchase all or part of their Notes for cash on each of August 1, 2011, August 1, 2014 and August 1, 2019.

      The Notes will be senior unsecured obligations of Century. Century intends to use the net proceeds from the sale of the Notes, together with proceeds from a future private placement of senior unsecured notes, to repurchase any or all of its outstanding 11 3/4% senior secured first mortgage notes pursuant to a previously announced tender offer and consent solicitation and for general corporate purposes, which could include acquisitions and a planned expansion of the Company's Nordural facility. The sale of the Notes is not conditioned upon Century's completion of the tender offer and consent solicitation.

      The Notes and the underlying Century common stock that may be issued upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicitation of an offer to buy such Notes and is issued pursuant to Rule 135c under the Securities Act.
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ABOUT CENTURY

      Century is a leading U.S.-based primary aluminum producer with 615,000 metric-tons-per-year ("mtpy") of primary aluminum production capacity. Century owns and operates a 244,000-mtpy primary aluminum reduction facility at Hawesville, KY, a 170,000-mtpy facility in Ravenswood, WV and a 90,000-mtpy facility in Grundartangi, Iceland. Century also owns a 49.67-percent interest in a 222,000-mtpy facility in Mt. Holly, SC. Alcoa Inc. owns the remainder and is the operator of the facility. Century's corporate offices are located in Monterey, CA.

FORWARD LOOKING STATEMENTS

      This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. Century has based its forward-looking statements on current expectations and projections about the future, however these statements are subject to risks, uncertainties and assumptions, any of which could cause Century's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in Century's filings with the Securities and Exchange Commission. Century does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Editorial contact: A. T. Posti 831/642-9364


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